EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-256616, 333-173166, 333-195380, 333-217771 and 333-231262 on Form S-8 and in Registration Statement Number 333-239981 on Form S-3 of 22nd Century Group, Inc. of our report, dated July 19, 2022, with respect to the audited financial statements of GVB Biopharma which appear in the accompanying Current Report on Form 8-K/A of 22nd Century Group, Inc.

/s/ Armanino LLP

Woodland Hills, California
July 20, 2022